[Logo]



                         ANNUAL MEETING OF STOCKHOLDERS

                             WEDNESDAY, MAY 23, 2001
                                    9:00 A.M.

                               THE ORPHEUM THEATER
                              409 SOUTH 16TH STREET
                              OMAHA, NEBRASKA 68102




     [Logo] LEVEL 3 COMMUNICATIONS, INC. 1025 ELDORADO BOULEVARD, BROOMFIELD, CO
     80021                            REVOCABLE                            PROXY
     ---------------------------------------------------------------------------
     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON MAY 23, 2001.

     The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

     IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2.

     By signing the proxy, you revoke all prior proxies and appoint Thomas C. Stortz and Neil J. Eckstein, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments as described in the Notice of Annual Meeting and Proxy Statement dated April 23, 2001, receipt of which is hereby acknowledged.



                      SEE REVERSE FOR VOTING INSTRUCTIONS.

                     TO BE SIGNED AND DATED ON REVERSE SIDE.

                                                                       COMPANY #
                                                                       CONTROL #

     THERE ARE THREE WAYS TO VOTE YOUR PROXY

     YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

     VOTE BY  PHONE  -- TOLL  FREE --  1-800-240-6326  --  QUICK  ---  EASY  ---
     IMMEDIATE

o Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week until 12:00 p.m. (ET) on May 22, 2001.
o ________ You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.
o ________ Follow the simple instructions the voice provides you.

VOTE BY INTERNET -- HTTP://WWW.EPROXY.COM/LVLT/ -- QUICK -- EASY -- IMMEDIATE

o Use the Internet to vote your proxy 24 hours a day, 7 days a week until 12:00 p.m. (ET) on May 22, 2001.
o ________ You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.

VOTE BY MAIL

     Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Level 3 Communications, Inc., c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.

IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1. Election of directors: 01 Walter Scott, Jr. 04 Mogens C. Bay         [ ]  Vote FOR     [ ]  Vote WITHHELD
                          02 James Q. Crowe 05 Colin V.K. Williams      all  nominees          from all
                          03 Charles C. Miller, III                     (except as marked)     nominees

     (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)

     2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof. [ ]For [ ] Against [ ] Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box   [ ]
Indicate changes below:



Date -------------------------------------------------------

     Signature(s) in Box Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.